Exhibit 10.21

FIRST AMENDMENT TO AMENDED AND RESTATED ADVISORY AGREEMENT
THIS FIRST AMENDMENT TO THE AMENDED AND RESTATED ADVISORY AGREEMENT (this “Amendment”) dated as of January 30, 2018, is among CORPORATE PROPERTY ASSOCIATES 18 – GLOBAL INCORPORATED, a Maryland corporation (“CPA:18”), CPA: 18 LIMITED PARTNERSHIP, a Delaware limited partnership of which CPA 18 is the general partner (the “Operating Partnership”), and CAREY ASSET MANAGEMENT CORP., a Delaware corporate and wholly-owned subsidiary of W. P. Carey Inc. (the “Advisor”).
W I T N E S S E T H:
WHEREAS, CPA:18, the Operating Partnership and the Advisor have entered into that certain Amended and Restated Advisory Agreement, dated as of January 1, 2015 (as amended, modified or supplemented, the “Agreement”); and
WHEREAS, CPA:18, the Operating Partnership and the Advisor have agreed to amend the Agreement in accordance with the terms and conditions set forth herein.
NOW, THEREFORE, in consideration of the mutual promises herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
1.Definitions. All capitalized terms used but not defined herein shall have the meanings set forth in the Agreement.
2.    Limitations on Expenses.
a.    Subsection 13(b) is hereby superseded in its entirety by the following:
(b)    In addition to the limitation on Operating Expenses set forth in paragraph (a), CPA:18 and the Operating Partnership shall not be required to reimburse the Advisor for personnel expenses pursuant to Section 10 that exceed: (i) with respect to transactional legal expenses for the Advisor's in-house transaction legal group, the amounts set forth in Schedule C and (ii) with respect to other personnel expenses in any fiscal year beginning January 1, 2018 (or portion thereof, if this Agreement is terminated during a fiscal year), 1.0% of CPA:18's total revenues for each fiscal year (or portion thereof), with total revenues in each case being determined by CPA:18's proportionate share of total revenues of the relevant entities, as determined in accordance with Section 10(a).
3.    No Further Modification. Except as modified hereby, the Agreement shall remain in full force and effect, and as modified hereby, the Agreement is ratified and confirmed in all respects.
4.    Representations and Warranties. CPA:18, the Operating Partnership and the Advisor each hereby represent and warrant that it has full right, power and authority to enter into this Amendment and that the person executing this Amendment on behalf of CPA:18, the Operating Partnership and the Advisor, respectively, is duly authorized to do so.

5.    Counterparts; Electronic Signatures. This Amendment may be executed in one or more counterparts, each of which shall constitute an original and all of which when taken together shall constitute one and the same instrument. An executed facsimile or .pdf of this Amendment may be relied upon as having, and shall be deemed to have, the same force and effect as an original.
6.    Governing Law. This Amendment shall be governed by the laws of the State of New York, without giving effect to any principles regarding conflict of laws.

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IN WITNESS WHEREOF, the parties hereto have executed this First Amendment to the Amended and Restated Advisory Agreement as of the day and year first above written.

CORPORATE PROPERTY ASSOCIATES 18 – GLOBAL INCORPORATED

By:	/s/ Mallika Sinha
	Name:	Mallika Sinha
	Title:	Chief Financial Officer

CPA: 18 LIMITED PARTNERSHIP

By:	CORPORATE PROPERTY ASSOCIATES
18 – GLOBAL INCORPORATED, its general partner

By:	/s/ Mallika Sinha
	Name:	Mallika Sinha
	Title:	Chief Financial Officer

CAREY ASSET MANAGEMENT CORP.

By:	/s/ ToniAnn Sanzone
	Name:	ToniAnn Sanzone
	Title:	Managing Director and Chief Financial Officer